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                                                                   EXHIBIT 5.1

                     [LETTERHEAD OF COOLEY GODWARD LLP]



January 21, 1999

NVIDIA Corporation
3535 Monroe Street
Santa Clara, CA 95051

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by NVIDIA Corporation (the "Company") of a Registration Statement on Form S-1 (the "462(b) Registration Statement"), with the Securities and Exchange Commission (the "Commission"), to be filed with the Commission on January 22, 1999 pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and the related Registration Statement on Form S-1 (File No. 333-47495) (collectively with the 462(b) Registration Statement the "Registration Statements") in connection with the underwritten public offering of up to 4,025,000 shares of common stock, including 525,000 shares of common stock for which the Underwriters have been granted an over-allotment option (the "Common Stock").

In connection with this opinion, we have (i) examined and relied upon the Registration Statements and related Prospectus, the Company's Certificate of Incorporation and By-laws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) assumed that the shares of the Common Stock will be sold by the Underwriters at a price established by the Pricing Committee of the Company's Board of Directors.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statements, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statements and to the filing of this opinion as an exhibit to the Registration Statements.

Very truly yours,

Cooley Godward LLP



/s/ Eric C. Jensen
_____________________
By: Eric C. Jensen